Exhibit 3.4

COLUCID PHARMACEUTICALS, INC.

AMENDED

AND

RESTATED

BYLAWS

ARTICLE I

Offices

Section 1.1. Registered Offices. The registered office shall be established and maintained at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

Section 1.2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Stockholders

Section 2.1. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by this Section 2.1, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

Section 2.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman or Deputy Chairman of the Board, if any, or by the President and shall be called by the President or the Secretary at the request in writing of stockholders owning at least a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting. Calls for such meeting shall specify the purposes thereof and no business other than that specified in the call shall be considered at any special meeting.

Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing or by electronic transmission in a form consented to by the stockholders. Unless otherwise provided by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. If transmitted electronically, notice shall be deemed given: (1) by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting or (B) the giving of such separate notice; and (4) by any other form of electronic transmission, when directed to the stockholder.

Section 2.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. With respect to any matter on which stockholders vote separately as a class, the holders of a majority of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining the existence of a quorum if such classes or series are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6. Organization. Meetings of stockholders shall be presided over by the Chairman or Deputy Chairman of the Board, if any, or in their absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7. Voting; Proxies.

(A) Except as otherwise provided by law or the Certificate of Incorporation, at every meeting of stockholders, each stockholder of the Corporation entitled to vote shall have one (1) vote, in person or by proxy, for each share of stock held by him which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one (1) vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of the stock, voting stock or shares shall be deemed to refer to such majority or other proportion of the votes of such stock, voting stock or shares.

(B) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the Board of Directors, or holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting, shall so determine.

(C) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting. Unless otherwise provided in the Certificate of Incorporation, cumulative voting in the election of directors (as described in Section 214 of the General Corporation Law) shall not be permitted.

(D) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(E) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to subsection (D) of this section, the following shall constitute a valid means by which a stockholder may grant such authority: (1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. (2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, however, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(F) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (E) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(G) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 2.8. Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date such record date is fixed and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. A stockholder’s consent may be in an electronic form and delivered by electronic means as and to the extent permitted by applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above.

Section 2.11. Participating by Electronic Means. Any stockholder may participate in any meeting of the stockholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

ARTICLE III

Board of Directors

Section 3.1. Power, Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws. The number of Directors shall not be less than one (1) nor more than seven (7). The exact number of Directors shall be set within such limits, from time to time by the affirmative vote of a majority of the stockholders or by resolution of the Board of Directors. Directors need not be stockholders.

Section 3.2. Election; Resignation; Removal; Vacancies. Except as otherwise provided in this Section 3.2 or in Section 2.1 of these Bylaws, the directors shall be elected annually at the annual meeting of the stockholders. Each director (whenever elected) shall hold office until the annual meeting of stockholders or any special meeting called to elect directors next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the Certificate of Incorporation. Any Director may resign at any time upon notice in writing or by electronic transmission to the Board of Directors, to the Chairman or Deputy Chairman of the Board, if any, or to the President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.2 in the filling of other vacancies; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum, by a sole remaining director so elected or, if there is no such director remaining, by the vote of the holders of the shares of that class or series. Any director or the entire Board of Directors may be removed with or without cause upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote at an election of directors; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors by the Certificate of Incorporation, this sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies shall be filled by a majority of the directors then in office, though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum, by a sole remaining director so elected or, if there is no such director remaining, by the vote of the holders of the shares of that class or series. Any such vacancies or newly created directorships may also be filled at a special meeting of the stockholders called for the purpose in accordance with applicable law.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman or Deputy Chairman of the Board, if any, the President, any Vice President, the Secretary, or by any two (2) members of the Board of Directors. Notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

Section 3.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 3.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time until a quorum shall attend.

Section 3.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Deputy Chairman of the Board, if any, or in their absence by the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings and the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each such meeting of the Board of Directors or a stated salary as director, as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Committees

Section 4.1. Committees. The Board of Directors may, by resolution passed with the unanimous approval of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix any of the preferences or rights of such shares, except voting rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or approving or adopting, or recommending to the stockholders, any other action or matter (other than the election or removal of directors) expressly required by the General Corporation Law to be submitted to stockholders for approval; (ii) amending these Bylaws; and (iii) unless the resolution of the Board of Directors expressly so provides, declaring a dividend or authorizing the issuance of stock.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V

Officers

Section 5.1. Officers; Election. The officers of the Corporation shall be elected by the Board of Directors and shall consist, at a minimum, of the President and the Secretary. The Board may also elect a Chairman of the Board, a Deputy Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more

Assistant Secretaries and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person. The Board of Directors may also empower the President of the Corporation to appoint such other officers as the business of the Corporation may require.

Section 5.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall serve at the pleasure of the Board of Directors or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board. Any officer who has been appointed by the President pursuant to Section 5.1 above may be removed with or without cause by the President or any other officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall or may be filled for the unexpired portion of the term by the Board at any regular or special meeting or by the President in the manner provided in Section 5.1.

Section 5.3. Chairman and Deputy Chairman of the Board. The Chairman of the Board, if there be such an officer, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the Board and as may be provided by law. If there is no Chief Executive Officer or President appointed, the Chairman of the Board shall be the general manager and chief executive officer of the Corporation and shall have general charge and supervision of the business of the Corporation. The Deputy Chairman of the Board, if there be such an officer, shall have and exercise all the powers of the Chairman of the Board in the absence of the Chairman of the Board or if there is no Chairman of the Board. He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the Board and as may be provided by law.

Section 5.4. Chief Executive Officer. The Chief Executive Officer, if there be such an officer, shall be the chief executive and principal policy-making officer of the Corporation. Subject to the authority of the Board and to consultation with the Chairman of the Board, the Chief Executive Officer shall formulate the major policies to be pursued in the administration of the Corporation’s affairs and shall see that the established policies are effected and carried out under the direction of the appropriate officers. In addition, he or she shall have such usual powers of supervision and management as may pertain to the office of the Chief Executive Officer and shall perform such other duties as may, from time to time, be prescribed by the Board. In the absence of the Chairman of the Board and Deputy Chairman of the Board, if there be such officers, the Chief Executive Officer shall possess all of the powers and perform all of the duties of the Chairman.

Section 5.5. President. Subject to the authority of the Chief Executive Officer, if any, the general management and executive authority of the Corporation and the responsibility for carrying out the policies adopted by the Board of Directors shall be vested in the President of the Corporation who shall have general charge and supervision of the business of the Corporation. In addition, he or she shall have such usual powers of supervision and management as may pertain to the office of the President and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 5.6. Vice Presidents. The Vice President or Vice Presidents, if any, at the request of the President or in the absence or disability of the President, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board or the President or as may be provided by law.

Section 5.7. Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board, the Chief Executive Officer or the President or as may be provided by law.

Section 5.8. Chief Financial Officer. The Chief Financial Officer, if there be such an officer, shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chairman or Deputy Chairman of the Board, if any, and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board, the Chief Executive Officer or the President or as may be provided by law.

Section 5.9. Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 5.10. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officers shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE VI

Stock

Section 6.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the President (or by a Chairman or Deputy Chairman of the Board, a Chief Executive Officer, or a Vice President, if any) and by the Secretary (or by a Chief Financial Officer, Treasurer, Assistant Secretary or Assistant Treasurer, if any) certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 6.2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate thereunder, which shall be canceled before a new certificate shall be issued.

Section 6.3. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars and may require all stock certificates to bear the signature or signatures of any of them.

Section 6.5. Examination of Books by Stockholders. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

ARTICLE VII

Indemnification

Section 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 7.2. Prepayment of Expenses. The Corporation may, in its discretion, pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article VII or otherwise.

Section 7.3. Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.4. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 7.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7.7. Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 7.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any Indemnitee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

Section 7.9. Limitation on Liability. No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for acts or omissions occurring prior to the date of the effectiveness of this provision; provided, further, that if the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the personal liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as amended from time to time.

ARTICLE VIII

Contracts, Loans, Bank Accounts, Checks and Drafts

Section 8.1. Execution of Contracts and Other Instruments. The Chairman of the Board, the Chief Executive Officer, the President, and any other officer authorized by one of the foregoing officers or by the Board of Directors may, in the Corporation’s name, sign all deeds, leases, contracts and similar documents, unless otherwise directed by the Board of Directors or otherwise provided herein or in the Certificate of Incorporation, or as otherwise required by law.

Section 8.2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. When so authorized by the Board of Directors or such committee, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the Corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation. Such authorization may be general or confined to specific instances.

Section 8.3. Bank Accounts. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies, or other depositaries as may be selected by the Board of Directors, its duly appointed and authorized committee or by any officer or officers, agent or agents, of the Corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these Bylaws, as are deemed advisable.

Section 8.4. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without counter-signature, by the President or any other officer or agent of the Corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand-stamped impression in the name of the Corporation.

ARTICLE IX

Miscellaneous

Section 9.1. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December, unless otherwise determined by resolution of the Board of Directors.

Section 9.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 9.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 9.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 9.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.6. Amendment of Bylaws. These Bylaws shall be subject to alteration, amendment or repeal, and new Bylaws, not inconsistent with any provision of law or the Certificate of Incorporation, may be made, either by the affirmative vote of a majority of the whole Board of Directors at any meeting thereof or, if the power to make, amend, alter or repeal the Bylaws shall not have been granted to the Board of Directors in the Certificate of Incorporation, by the affirmative vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at any annual or special meeting and entitled to vote thereat, a quorum being present. Notice of the proposal to make, alter, amend or repeal the Bylaws of the Corporation shall be included in the notice of such meeting of the Board of Directors or of the stockholders, as the case may be.

Dated: June 6, 2008